Exhibit (j)(2)

                               CONSENT OF COUNSEL


            We consent to the reference to our Firm under the heading "General Information - Service Providers" in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of Matrix Advisors Value Fund, Inc. as filed with the Securities and Exchange Commission on or about October 28, 2004.


/s/ PAUL HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
October 28, 2004